FLIN VENTURES AG
Industriering 3
FL-9491 Ruggell
represented by Christoph Böckle and Reto Näscher
the Seller

and

Sustainable Petroleum Group Inc.
2316 Pine Ridge Road, 383
Naples, FL 34109
represented by Christian Winzenried
the Buyer

concerning

all of the shares in myfactor.io AG
Head office: 9491 Ruggell

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1. Preamble

1.1 The firm myfactor.io AG is a joint stock company (hereinafter the "Company") with its head office in Ruggell, Principality of Liechtenstein. The Company's purpose is the acquisition and exploitation of all kinds of claims; the holding and management, acquisition, and sale of ownership interests, acquisition, sale, management, and exploitation of moveable property and real estate, patents and other industrial property rights, as well as the conducting of all business transactions related to this purpose and other business, which the board of directors considers to be in the interests of the Company.

1.2 The Company has EUR 50,000 of share capital divided into 50,000 fully paid-in, freely negotiable bearer shares with a face value of EUR 1 each.

1.3 The Seller has free disposition as owner of all 50,000 bearer shares in the Company, i.e. of 100 percent of the share capital in the Company.

1.4 The present Agreement governs the procedure for the sale of the Shares as follows.

[Initials]

2. Subject Matter of the Agreement

2.1 The Seller hereby sells to the Buyer 50,000 (fifty thousand) bearer shares with a face value totaling EUR 50,000 (fifty thousand Euros) in the Company for the total price of EUR 150,000 (one hundred fifty thousand Euros) and furthermore undertakes to buy back the issued bonds.

2.2 The sale and the assignment of benefit and risk is carried out by its entry in the share register, which is performed by the depositary, Conetal AG.

3. Assurances of the Seller

3.1 The Seller states explicitly that it has free disposition as owner of the 50,000 bearer shares in the Company. It guarantees that it has the unlimited right to sell and assign these shares and that the shares are free of any rights of third parties.

3.2 The Seller undertakes to turn over to the Buyer all documents of the Company still in its possession with the assignment of the shares.

3.3 The Seller gives the Buyer its assurance that it has to the best of its knowledge disclosed everything to the Buyer, to the extent that the Seller had access to the firm's documents as a shareholder.

3.4 The Seller undertakes to maintain confidentiality with respect to third parties concerning all facts that have come into its knowledge in its capacity as the owner of the Company.

4. Assurances of the Buyer

4.1 The Buyer undertakes to pay the full sale price upon the signing of the Agreement and to buy back the issued bonds. In return, the entry in the share register will be made.

5. Final Provisions

5.1 If any provision of this Agreement is or should become ineffective, void, invalid, or unenforceable, or if the Agreement contains a loophole, this shall have no bearing upon the legal force of the remaining provisions of the Agreement. The Parties shall replace the ineffective, void, invalid, or unenforceable provision with a provision that best corresponds to the original provision's purpose and financial objective. The same applies in case of a loophole in the Agreement.

5.2 Any changes or additions to this Agreement must be made in written form.

[initials]

5.3 This Agreement is subject to the laws of Liechtenstein.

5.4 For any disputes arising from or in connection with this Agreement, including disputes over its valid realization, validity, amending, or dissolving, the Parties agree to the exclusive jurisdiction of the ordinary courts of law at the Company's home office.

5.5 This agreement has been drawn up in duplicate; each Party shall receive one counterpart.

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Place, date:

Ruggell, 25 July 2017

The Seller:

FLIN VENTURES AG

Reto Näscher

Christoph Böckle

Place, date:

Zurich, 25 July 2017

The Buyer:

Sustainable Petroleum Group Inc.

Christian Winzenried

Stefan Mühlbauer

Dr. Philip Grothe

Suha Hächler